UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
December 21, 2012
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
40 South Main Street, Memphis, TN	38103
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 21, 2012, Pinnacle Airlines Corp., debtor-in-possession (the “Company”) and Delta Air Lines, Inc. (“Delta”) entered into a Waiver and Fifth Amendment to Senior Secured Super-Priority Debtor-in-Possession Credit Agreement pursuant to which the Credit Agreement was modified to (1) extend the date by which the Company must file a Plan of Reorganization and disclosure statement that are reasonably acceptable to Delta from a date which is no later than the earlier of (i) thirty (30) days after entry of a final order by the Bankruptcy Court granting the Company’s Section 1113 motions or (ii) December 30, 2012, to a date which is no later than January 31, 2013; and (2) lower the Minimum Unrestricted Liquidity financial covenant level for the month ended December 31, 2012.  In addition, Delta agreed to waive certain reporting requirements for calendar weeks ending December 29, 2012 and January 6, 2013, subject to the Company’s agreement to provide substitute reports in an agreed upon form in lieu of the waived reporting requirements.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

             PINNACLE AIRLINES CORP.
             (Registrant)

             By:   /s/ Brian T. Hunt
             Brian T. Hunt
             Senior Vice President and General Counsel
December 27, 2012